CONSENT OF MILLER ADVISORY CORP.

         We consent to the filing of our fairness opinion and accompanying letter in support thereof dated March 5, 2002, with the Proxy Statement of The Deltona Corporation.

                                                MILLER ADVISORY CORP.

                                                By: /s/ Ronald L. Miller
                                                    __________________________
                                                    President